                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

 /X/   Filed by the Registrant

 / /   Filed by a Party other than the Registrant

Check the appropriate box:

 / /    Preliminary Proxy Statement

 / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 / /    Definitive Proxy Statement

 /X/    Definitive Additional Materials

 / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           MUTUAL FUND INVESTMENT TRUST

                (Name of Registrant as Specified In Its Charter)

Payment  of Filing Fee (check the appropriate box):

 /X/    No fee required.
 / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     Title of each class of securities to which transaction applies:

                    ------------------------------------------------------------

     Aggregate number of securities to which transaction applies:


                    ------------------------------------------------------------

     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

                     -----------------------------------------------------------

     Proposed maximum aggregate value of transaction:

                     -----------------------------------------------------------

     Total fee paid:

                    ------------------------------------------------------------

/ /    Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

                    ------------------------------------------------------------

     Form, Schedule or Registration Statement No.:

                    ------------------------------------------------------------

     Filing Party:

                    ------------------------------------------------------------

     Date Filed:

                   -------------------------------------------------------------
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[LOGO]

May 2001

Dear Shareholder:

    We are pleased to inform you that the Boards of Trustees of the JPMorgan Funds recently approved our proposal to combine the two JPMorgan Fund families. We believe shareholders will be better served by reorganizing the fund families to create a single fund complex, and therefore we are asking you to vote on certain changes needed to achieve this.

    By now you should have received, under separate cover, a complete set of documents specific to the Funds in which you are invested. Along with an introduction from your Board's Chairman, the documents include detailed explanations of the proposals, a proxy statement and proxy card for you to vote on the proposals, and the latest shareholder reports and preliminary prospectuses.

    Your vote is very important to us and we encourage you to vote in favor of all the proposals. A special meeting of shareholders will take place on July 3, 2001; you are welcome to attend this meeting in person, however most of our shareholders choose to vote by proxy. There are many important issues to consider and we ask you to read the material carefully, then sign and return your proxy card as soon as possible. A postage-paid envelope will be enclosed for your convenience. You may also call in or vote online, using the Web site address and telephone number on the proxy card.

    Please call our proxy information center at 1-800-769-6414 should you have any questions about the proposals. We look forward to working in partnership with you and your financial advisor to serve your investment needs for many years to come.

Sincerely,

[/S/ GEORGE GATCH]
George Gatch
Managing Director

[LOGO]

May 2001

Dear Shareholder:

    We are pleased to inform you that the Boards of Trustees of the JPMorgan Funds recently approved our proposal to combine the two JPMorgan Fund families. We believe shareholders will be better served by reorganizing the fund families to create a single fund complex, and therefore we are asking you to vote on certain changes needed to achieve this.

    The proposals included in the enclosed materials are specific to the Funds in which you are invested. An introduction from your Board's Chairman is followed by detailed explanations of the proposals, as well as a proxy statement and a proxy card for you to vote on the proposals.

    Your vote is very important to us and we encourage you to vote in favor of all the proposals. A special meeting of shareholders will take place on July 3, 2001; you are welcome to attend this meeting in person, however most of our shareholders choose to vote by proxy. There are many important issues to consider and we ask you to read the enclosed material carefully, then sign and return your proxy card as soon as possible. A postage-paid envelope is enclosed for your convenience. You may also call in or vote online, using the Web site address and telephone number on the proxy card.

    Please call our proxy information center at 1-800-769-6414 should you have any questions about the proposals. We look forward to working in partnership with you and your financial advisor to serve your investment needs for many years to come.

Sincerely,

[/S/ GEORGE GATCH]
George Gatch
Managing Director